UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20459

SCHEDULE 14 C (AMENDED)

Information Statement pursuant to Section 14(C)
to the Securities and Exchange Act of 1934, as amended.

Check the appropriate box:
☒	Preliminary Information Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)2)
☐	Definitive Information Statement

ADVANCED PRODUCTS GROUP, INC.
(Name of the Registrant as Specified in Charter)

Payment of the Filing fee: (Check the appropriate box)
☒	No Fee required
☐	Fee computed upon table below per Exchange Act Rule 14c-5(g)and 0-1:
1.	Title of to which transaction applies: N/A
2.	Aggregate number of shares to which transaction applies: N/A
3.	Per unit price or other underlying value of transaction pursuant Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
4.	Proposed maximum aggregate value of the transaction: N/A
5.	Total Fee Paid: N/A
6.	☐ Fee previously paid with preliminary materials
☐
Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2)and identify the filing for which the offsetting fee was previously paid.  Identify the previous filling by Registration statement number or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: $0.00
(2)	Form, Schedule or Registration Number: N/A
(3)	Filing Party: N/A
(4)	Date Filed: N/A

ADVANCED PRODUCTS GROUP, INC
13 Laetitia Lane
Landenberg, PA 19350

NOTICE OF ACTIONS TO BE TAKEN WITHOUT A STOCKHOLDERS' MEETING

TO OUR STOCKHOLDERS:

Notice is hereby given that Advanced Products Group, Inc. (the “Company”) plans to take certain corporate actions pursuant to written consent of the Company’s Board of Directors and holders of the majority of our outstanding voting securities (the "Majority Shareholders").  The actions we plan to take are: a merger of the company with Cloudtech Sensors, Inc, a Delaware corporation; amend the Certificate of Incorporation to reflect a change in the name of the corporation to Cloudtech Sensors, Inc., the appointment of a new Board of Directors, and the acceptance of Davis Accounting Group P.C., as the auditors for the company.

On December 20, 2007, the Board of Directors voted unanimously to enter into an agreement of Merger with Cloudtech Sensors, Inc.  At the same time the Board of Directors obtained from the Majority Shareholders written agreements, pursuant to Delaware General Corporation Law, Title 8, Section 228a, each of which were executed and delivered to the Board of Directors in January, 2007, authorizing the Board of Directors to vote in favor of the Agreement of Merger.  On February 27, 2007, the Board of Directors entered into said Merger Agreement with Cloudtech Sensors, Inc.  Pursuant to the terms of said agreement, the Articles of Incorporation of the Company is to be changed to Cloudtech Sensors Inc.  Upon completion of the merger, the shareholders of Cloudtech Sensors, Inc shall hold a majority of the issued and outstanding shares of the Company, thereby effecting a complete change in control and management of the Company.

The Company is delinquent in its filings with the Securities and Exchange Commission and Davis Accounting Group, P.C. will audit and assist the Company bring its financial and other filing requirements up to date.

The Board of Directors has fixed March 5, 2007 as the Record Date for determining the stockholders entitled to notice of the foregoing.

THIS IS NOT A NOTICE OF A MEETING OF THE STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY OF THE MATTERS DESCRIBED HEREIN AND NO PROXY OR VOTE IS SOLICITED BY THIS NOTICE.

Dated: Apr. 30, 3007 By Order of the Board of Directors

ADVANCED PRODUCTS GROUP, INC.
13 Laetitia Lane,
Landenberg, PA 19350

INFORMATION STATEMENT
Amended March 30, 2007

This Information Statement is being provided to you by
the Board of Directors of Advanced Products Group, Inc.

This Information Statement and Notice of Actions taken without a Stockholders' Meeting (jointly the "Information Statement") is furnished by the Board of Directors of Advanced Products Group, Inc. (the "Company" "APG" "We" "Us"), a Delaware corporation, to the holders of APG common stock on March 5, 2007 (the "Record Date") in order to provide them with information regarding action taken with respect to the written consent of the Majority Shareholders.  The Majority Shareholders approved by written consent the following actions:

a)	The Merger of the Company with Cloudtech Sensors, Inc.
b)	The Amendment of the Articles of Incorporation of the Company changing the name of the corporation to Cloudtech Sensors, Inc.
c)	The appointment by Cloudtech Sensors, Inc of a new Board of Directors; and
d)	The appointment of Davis Accounting Group, P.C. as the auditors of the Company.

The Board of Directors decided to obtain the written consents of the Majority Shareholders, pursuant to the Company’s By-Laws and Section 228a of the Delaware General Corporation Law, because the Company cannot afford the expense, costs or management time associated with running a special meeting of the Shareholders.  All corporate approvals of the actions outlined herein have been obtained, subject to furnishing this notice and 20 days elapsing from the date of this Notice.  This Information Statement is being furnished solely for the purpose of informing stockholders of these corporate actions under Rule 14(c)-2(b) of the Securities Exchange Act of 1934, as amended.

This Notice shall be mailed to the shareholders of record on March 5, 2007 on or about May 24, 2007. The Company estimates that the cost of said mailing will be approximately $700.00.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A STOCKHOLDERS' MEETING AND NO STOCKHOLDERS' MEETING WILL BE HELD TO DISCUSS ANY MATTER HEREIN DESCRIBED.

We have asked brokers, custodians. Nominees and fiduciaries to forward this INFORMATION STATEMENT to Beneficial Owners of our common stock held as of the Record Date herein and we will reimburse such persons out-of-pocket expenses in forwarding such materials.

INTERST OF CERTAIN PERSONS IN FAVOR OR OPPOSED
TO THE MATTERS HEREIN ACTED UPON

We are not aware of any interest that would be substantially adversely affected through the adoption of any of the matters discussed herein.

VOTING SECURITIES

As of the Record Date, APG's authorized capitalization consisted of 40,000,000 shares of common stock at a par value of $0.001 and 10,000,000 shares of Preferred Stock, of which 1,000,000 are Preferred "A" shares, with a par value of $0.001, and a conversion preference of 20 common voting shares for each share of Preferred A stock, and with voting rights equal to the conversion value, and 1,000,000 shares of Preferred C which bear a face value of $10.00, a coupon of 6%, and conversion rights of two (2) common voting shares, and no voting rights prior to conversion.  The remaining Preferred Shares have no designation.  There are no Preferred A or Preferred C shares issued and outstanding.

As of March 5, 2007, there were 3,340.000 shares of common voting securities issued and outstanding and no preferred shares issued or outstanding.  Each share of common stock is entitled to one vote on each matter which is the subject of this Information Statement.  However, as the result of the voting rights of M. David Sayid, Ronald Weprin, Russ D'Agata and Edward da Parma, common stockholders who have voted in favor of the matters which are the subject of this Information Statement.  Collectively, these four (4) stockholders hold approximately 92% of the common stock issued and outstanding.

BACKGROUND

APG first formed to market a cleaning detergent specifically aimed at the automotive aftermarket by a license with Masters Marketing Inc., a Tennessee corporation.  The detergent, known as Crazy Soap, was a biodegradable degreasing cleanser able to remove deep oil and grease stains.  In addition to the automotive aftermarket, management at the time believed the product to have viable commercial application.

The Company's marketing plan called for the primary method of marketing to be via television by "Infomercial".  It rapidly became apparent that due to severe competition, especially from a soap known as Oxy-Clean, that the marketing of a single detergent product would not produce sufficient revenues to support the Company's operations.  The Company designed and developed a web page for the Internet to sell aftermarket auto parts, such as brake pads, alternators, etc. along with the detergent. At about this time Masters Marketing's use of the name ‘Crazy Soap’ came under challenge. Given the Company's inability to successfully market the soap and now a demand to change its brand name, the Board of Directors of the Company negotiated termination of the license agreement, and shifted the efforts of the Company to finding an existing business by merger and acquisition.

In late 1999, the Company became dormant; but the Board of Directors continued to seek an appropriate merger/acquisition candidate in the hopes of bringing value to the Company and its shareholders. Between 1999 and 2006, the Company sought out, and occasionally reviewed, a number of merger opportunities.  In late fall of 2006, the Company began negotiations with Cloudtech Sensors, Inc., the subject of this Information Statement.

THE MATTERS FOR SHAREHOLDER CONSENT

THE MERGER

Pursuant to the terms of the Merger Agreement, which was executed on February 27, 2007, the board of directors of the Company shall resign and the board of directors of Cloudtech Sensors, Inc. shall become the board of directors of the Company.  In consideration of the merger, Cloudtech Sensors, Inc. shall pay to the Company the sum of Two Hundred Twenty Five Thousand ($225,000.00) Dollars not later than May 27, 2007.  In addition, as part of the consideration, the shareholders of the Company shall retain their shares representing in the aggregate, Fifteen (15%) Percent of the issued and outstanding shares of the Company.  At the completion of the merger the Company expects that the total issued and outstanding shares of the Company will be approximately 11,000,000.

The Company plans to issue approximately 8,000,000 shares of restricted common stock pursuant to Regulation D Section 506, and similar "blue sky" exemptions in their states of residence pertaining to such transactions with sophisticated investors.  The restricted shares are being issued to the current shareholders of Cloudtech Sensors, Inc. with a legend barring Rule 144 restrictive language. Each of the shareholders of Cloudtech Sensors, Inc. falls within the definition of "sophisticated investors" under the Securities Exchange Act of 1934, as amended.

The Merger Agreement further requires the resignation of the current board of directors of the Company at which time the board of directors of Cloudtech Sensors, Inc. shall become the board of directors of the Company and shall serve the balance of the term of such directors pursuant to the by-laws of the Company.

It is also agreed that the Company shall amend its Certificate of Incorporation with the State of Delaware to effect the change of the name of the Company to Cloudtech Sensors, Inc.

The parties to the Merger Agreement are:

Advanced Products Group, Inc.	Cloudtech Sensors, Inc.
Attn: Edward J. DaParma, President	Attn: James Trichon, President
408 West 57th Street, Suite 8-E	13 Laetitia Lane
New York, New York 10019	Landenberg, Pennsylvania 19305
Tel (212) 262-1166	Tel (610) 617-9392

CLOUDTECH SENSORS, INC.:

Cloudtech Sensors, Inc. is a development stage corporation formed under the laws of Delaware, engaged in the manufacture, design, engineering and marketing of hand held sensor devices capable of providing real time analysis of chemical, biological and nuclear agents and simultaneously communicating its findings to multiple responders and users. Further, as part of the ability to detect the foregoing, Cloudtech sensors are able to provide useful information in health related fields narrowing the spectrum of patient testing, for example the sensor can indicate the presence of either a viral or bacterial agent, thus allowing the health professional order tests specific to diagnostic treatment for the agent detected.

Cloudtech Sensors, Inc. began operations on or about December 30, 2006 and as such has no significant financial information at this time.  The Company has had no operations over the last six (6) years and has no significant financial information to report.  There are no opinions, appraisals or reports from any outside agent in regard to this transaction.  Nor is this transaction subject to approval by any regulatory agency, state or federal.

ADVANTAGES AND DISADVANTAGES OF THE MERGER

There are both advantages and disadvantages of the merger.  Some of the advantages are:
An active line of business will bring value to the stockholders' shares.

An active line of business will expand the ability of the Company to pursue business opportunities, including but not limited to the future spin off of a subsidiary to pursue the business of Advanced Products Group.

Some of the disadvantages are:

New management may seek to further dilute shareholder' equity by issuing shares in the future.
Cloudtech Sensors, Inc. is a development stage corporation and as such may not be successful in its business plan.

Cloudtech Sensors, Inc. has no prior operational history and is dependent upon the success of its licensed technology.

Cloudtech Sensors, Inc., at the time of the merger has no proprietary technology, but intends, following merger, to enter into licensing agreements with various higher educational and scientific institutions.

THE POST MERGER BOARD OF DIRECTORS

James L. Trichon, aged 62 - Director, President and CEO:
Mr. Trichon is Senior Vice President of KSR Associates LLC, a position he has held for the last four (4) consecutive years.  His areas of business expertise are strategic planning, marketing, operations, reorganization issues and general corporate management.  His most recent consulting assignments include Temple University Health System, Panasia Bank, Acquisition Management Services, New Horizons Housing Corporation, Fix Corp. International, Primavera Systems, Integra Behavioral Health, Mountbatten Surety Corp., Electronic Ink and America Direct.
Before joining KSR Associates, LLC, Mr. Trichon was President and CEO of Triam Inc., a company he founded and managed into a nationally known project management and consulting firm specializing in the health care industry.  After twenty seven (27) years, he sold his Company to a private equity group.

Jim was graduated from Temple University with a B.A., and subsequently earned his MBA in Business Administration at the prestigious Harvard Graduate School of Business.  He also earned his MA in Communications from Temple University.

Kenneth S. Rosenzweig, aged 66 - Chairman of the Board of Directors, Treasurer:
Mr. Rosenzweig is President of KSR Associates, LLC, a corporate development, business development, strategic planning, mergers and acquisitions, capital enhancement consulting firm of which he is the founder.  For over fourteen (14) years he has led this organization providing counsel and financial and strategic advice to the firms client companies.  His clients range from start-ups to long time operational units.  KSR Associates recent clientele includes, but is not limited to Mitsui, Mathsoft, Manugestics, Synova Healthcare, Healthstar, Protedyne, Intellison, Micropore, Capital Genomix, McKesson Bio-Services, and AudioAudit.

Mr. Rosenzweig was employed for more than 30 years with ICI and Zeneca where he was Worldwide Director of Acquisitions, Capital Programs and Licensing for specialty chemicals.  He was graduated from Rutgers University (formerly Newark College of Engineering) with a BA in Chemical Engineering.  He has attended University of Delaware for post graduate studies in chemistry and business management.

M. David Sayid, Esq., aged 50 - Director
Mr. Sayid is the managing partner of Sayid and Associates, LLP, a limited liability partnership engaged in the practice of law in the State of New York.  Sayid and Associates, LLP specializes in securities matters for small and mid-cap public companies, broker/dealers, and investment advisors.  David is admitted to the courts of New York State, Commonwealth of Massachusetts, and Federal District Courts for Southern District of New York, the Eastern District of New York, the Western District of New York, the Second Circuit Court of Appeals and United States Supreme Court.  Mr. Sayid was graduated from the law school at Boston College, Newton, MA and began his securities career at the New York Stock Exchange in 1983.

In addition to managing Sayid and Associates, LLP, Mr. Sayid is a managing member of All City Real Property Services providing real estate services, including sales, purchases and abstract services.

James Zimbler, aged 42 - Director
James W. Zimbler is the Managing Director and Founder of Alpha Corporate Advisors, LLC, a financial consulting firm.  The firm has a national client roster.

For the past 10 years, he has been heavily involved with both public and private companies and has held corporate positions including Chairman of the Board, Chief Executive Officer and President for firms such as IntermediaNet, Inc. (now known as Cyberedge Enterprises, Inc.), Universal Media Holdings and T.F.S. America, Inc.

Mr. Zimbler sits on various boards.   He attended Suffolk Community College where he majored in Business Administration.

AMENDMENT OF THE ARTICLES OF INCORPORATION
TO CHANGE THE NAME OF THE CORPORATION

In compliance with the Agreement of Merger between the Company and Cloudtech Sensors, Inc., the board of directors unanimously voted to amend Article 1 of the Certificate of Incorporation of the Company to read:

The name of the corporation is Cloudtech Sensors, Inc., with principal offices located at 13 Laetitia Lane, Ladenburg, PA 19350.

PURPOSE OF THE NAME CHANGE:

Pursuant to the Merger Agreement, the Certificate of Incorporation of the Company is to be amended to change the name of the Company to Cloudtech Sensors Inc.  This will better reflect our intention to concentrate our business activities in the hand-held sensor market.

APPOINTMENT OF DAVIS ACCOUNTING GROUP, PC
AS AUDITORS FOR THE COMPANY

The Company has been dormant for the prior six (6) years and has not had sufficient income from operations to afford the completion of an audit of its accounting since its last filed financial report in August of 1999.

At the time of its last financial report, the Company's auditor was Schvaneveldt and Company, 275 East South Temple, Suite 300, Salt Lake City, UT 84111. At the time of the last filed financial report, the Company had no disputes with Schvaneveldt.

The Board of Directors of Cloudtech Sensors, Inc. has made known their intent to employ Davis Accounting Group, Inc., as the Company's auditors, but at the time of this report has not executed an engagement agreement which will include in addition to the audit assistance to bring the Company's financial filings current and to perform the consolidated audit of Company.  It is the intention of that upon completion of the merger, Davis Accounting Group, P.C. will remain the outside accounting firm of the Company.

Davis Accounting Group, P.C. is a firm of Certified Public Accountants familiar with the audit and reporting requirements of the Securities Exchange Act of 1934, as amended.  The principal offices of the firm are located at:  1957 W. Royal Hunter Drive, Suite 150, Cedar City, Utah 84720, telephone (435)865-2821.

NOTICE OF ACTION BY WRITTEN CONSENT

Pursuant to Rule 14c-2 of Regulation C promulgated by the Securities Exchange Act of 1934, as amended (the "Act"), we are required to distribute an Information Statement to our shareholders from whom consent is not solicited at least 20 calendar days prior to the earliest date on which we may amend our Certificate of Incorporation, or effect any of the matters set forth herein.  This Information Statement serves as such notice required by Regulation 14c-2 of Regulation C of the Act.

DISSENTERS' RIGHTS

DISSENT TO THE MERGER:
Shares of Company Common Stock that are outstanding as of the Record Date and that are held by stockholders who shall have not voted in favor of the Merger and who shall have demanded properly in writing appraisal for such Common Stock in accordance with Section 262 of Delaware Law (collectively, the Dissenting Shares) shall not be converted into, or represent the right to receive, the Merger Consideration payable for each such share of Common Stock. Such stockholders shall be entitled to receive payment of the appraised value of such Company Common Stock held by them in accordance with the provisions of such Section 262, except that all Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their rights to appraisal of such Company Common Stock under such Section 262 shall there upon be deemed to have been converted into, and to have become exchangeable for, as of the Record Date, common shares of the merged company.

DISSENT TO ALL OTHER MATTERS HEREIN
There are no dissenters' rights relating to the amendment of the Certificate of Incorporation or the appointment of the auditor.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
(PRE MERGER)

NAME	COMMON STOCK	PERCENT

Edward da Parma (1)	1,016,000	31%
M. David Sayid (2)	1,100,000	33%
Ronald Weprin (1)	500,000	15%
Russ D’Agata (1)	500,000	15%
TOTALS	3,116,000	94%
___________________________

1.	These individuals are currently, pre-merger, directors and officers of the Company
2.	Beneficial Owner in excess of 5%.

No director of the Company has informed the Board of Directors of any opposition by such director of the matters which are the subject of this Schedule 14C.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT
(POST MERGER)

NAME	COMMON STOCK	PERCENT

James Trichon (1)	4,000,000	36%
Kenneth Rosenzweig (1) (2)	4,000,000	36%
M. David Sayid (1)	486,000	4.4%
James Zimbler (1)	700,000	6.36%

___________________________

1.	These individuals are the officers and directors of the Company
2.	Kenneth Rosenzweig holds shares in joint and common tenancy with Anita Rosenzweig, who is a non-Officer, non-Director of the Company

Executive Compensation: As set forth in the following table the officers and directors of APG have been serving without compensation of any sort since August 2000.

EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE PRE MERGER

					Other	Restricted	Securities		All
					Annual	Stock	Underlying		Other
Name	Title	Year	Salary	Bonus	Comp	Awards	Options/SAR	LTIP	Payouts

Edward de Parma	Pres.	1999	$0.00	$0.00	$0.00	500,000	-	-	$0.00
		2000	0.00	0.00	0.00	-	-	-	0.00
		2001	0.00	0.00	0.00	-	-	-	0.00
		2002	0.00	0.00	0.00	-	-	-	0.00
		2003	0.00	0.00	0.00	-	-	-	0.00
		2004	0.00	0.00	0.00	-	-	-	0.00
		2005	0.00	0.00	0.00	-	-	-	0.00
		2006	0.00	0.00	0.00	-	-	-	0.00
		3 Mo. Period Ended 3/31/07	0.00	0.00	0.00	-	-	-	0.00

					Other	Restricted	Securities		All
					Annual	Stock	Underlying		Other
Name	Title	Year	Salary	Bonus	Comp	Awards	Options/SAR	LTIP	Payouts

Ronal Weprin	Sec.	1999	$0.00	$0.00	$0.00	400,000	-	-	$0.00
	Treas.	2000	0.00	0.00	0.00	-	-	-	0.00
		2001	0.00	0.00	0.00	-	-	-	0.00
		2002	0.00	0.00	0.00	-	-	-	0.00
		2003	0.00	0.00	0.00	-	-	-	0.00
		2004	0.00	0.00	0.00	-	-	-	0.00
		2005	0.00	0.00	0.00	-	-	-	0.00
		2006	0.00	0.00	0.00	-	-	-	0.00
		3 Mo. Period Ended 3/31/07	0.00	0.00	0.00	-	-	-	0.00

					Other	Restricted	Securities		All
					Annual	Stock	Underlying		Other
Name	Title	Year	Salary	Bonus	Comp	Awards	Options/SAR	LTIP	Payouts

Russell D’Agata	EVP	1999	$0.00	$0.00	$0.00	400,000	-	-	$0.00
		2000	0.00	0.00	0.00	-	-	-	0.00
		2001	0.00	0.00	0.00	-	-	-	0.00
		2002	0.00	0.00	0.00	-	-	-	0.00
		2003	0.00	0.00	0.00	-	-	-	0.00
		2004	0.00	0.00	0.00	-	-	-	0.00
		2005	0.00	0.00	0.00	-	-	-	0.00
		2006	0.00	0.00	0.00	-	-	-	0.00
		3 Mo.
		Period
		Ended
		3/31/07	0.00	0.00	0.00	-	-	-	0.00

					Other	Restricted	Securities		All
					Annual	Stock	Underlying		Other
Name	Title	Year	Salary	Bonus	Comp	Awards	Options/SAR	LTIP	Payouts

Richard Herman	VP Sales	1999	$0.00	$0.00	$0.00	0	-	-	$0.00

Following the Merger the table below summarizes the executive compensation of the Company.
SUMMARY COMPENSATION TABLE PRE MERGER

					Other	Restricted	Securities		All
					Annual	Stock	Underlying		Other
Name	Title	Year	Salary	Bonus	Comp	Awards	Options/SAR	LTIP	Payouts

James Trichon	Pres.	2007	$150,000	$0.00	$0.00	-	-	-	$0.00
Kenneth Rosenzweig	Treas	2007	$0	$0.00	$0.00	-	-	-	$0.00

There are no Executive Officers of the Company other than those in the aforementioned table. No employees of the Company have employment agreements, and the Board of Directors has agreed to serve without compensation for the balance of the fiscal year 2007.

CURRENT UNAUDITED FINANCIALS
APG
CONSOLIDATED BALANCE SHEET
FROM
12/31/2000 TO 2/28/2007
STATEMENTS ARE UNAUDITED

Assets	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004		12/31/2005	12/31/2006		03/31/2007

Current assets
Cash	$(36)	$-	$-		$	$		$	$	$
Accounts receivable	-	-	-	-		-	-		-		-
Interest receivable	4,430	-	-	-		-	-		-		-
Inventory	-	-	-	-		-	-		-		-
Office furniture	-	-	-	-		-	-		-		-
Advances	-	-	-	-		-	-		-		-
License	-	-	-	-		-	-		-		-
TOTAL ASSETS	4,394	-	-	-		-	-		-		-

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	51,992	51,992	51,992	51,992		51,992	51,992		51,992		51,992
Taxes payable	-	240	240	75		75	75		75		19
Accrued Expenses	5,980	16,817	53,374	89,931		126,323	162,715		199,107		-
Loan payable	33,426	-	-	-		-	-		-		218,261
License fee payable (current portion)	-	-	-	-		-	-		-		-
License fee payable	-	-	-	-		-	-		-		-
TOTAL LIABILITIES	91,398	69,049	105,606	141,998		178,390	214,782		251,174		270,272

Notes receivable from
Shareholders for shares received	(403,010)	(368,158)	(368,158)	(368,158)		(368,158)	(368,158)		(368,158)		-
Common stock	3,307	3,307	3,307	3,307		3,307	3,307		3,307		3,307
Paid in capital	545,991	545,991	545,991	545,991		545,991	545,991		545,991		177,883
Accumulated deficit	(232,892)	250,189)	(286,746)	(323,138)		(359,530)	(395,922)		(432,314)		(451,412)
TOTAL LIABILITIES AND
SHAREHOLDER EQUITY	$4,394	$-	$-	$-		$-	$-		$-		$-

CURRENT UNAUDITED FINANCIALS
APG
STATEMENT OF OPERATIONS
FROM
12/31/2000 TO 03/31/2007
STATEMENTS ARE UNAUDITED

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005	12/31/2006	03/31/2007

Revenues
Sales Auto Parts	$-	$-	$-	$-	$-	$-	$-	$-
Sales Soap	-	-	-	-	-	-	-	-
Total Revenues	-	-	-	-	-	-	-	-

Cost of Goods Sold
Soap	-	-	-	-	-	-	-	-
Auto Parts	-	-	-	-	-	-	-	-
Total Cost of Goods Sold	-	-	-	-	-	-	-	-
Gross Profit	$-	$-	$-	$-	$-	$-	$-	$-

Expenses
Selling, general & Administrative	$24	$17,297	$36,557	$36,392	$36,392	$36,392	$36,392	$19,098

Net Loss (before tax)	(24)	(17,297)	(36,557)	(36,392)	(36,392)	(36,392)	(36,392)	(19,098)

Net Loss	$(24)	$(17,297)	$(36,557)	$(36,392)	$(36,392)	$(36,392)	$(36,392)	$(19,098)

CURRENT UNAUDITED FINANCIALS
APG
STATEMENT OF CASH FLOWS
FROM
12/31/2000 TO 2/28/2007
UNAUDITED

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005	12/31/2006	03/31/2007

Net Income	$(24)	$(17,297)	$(36,557)	$(36,392)	$(36,392)	$(36,392)	$(36,392)	$(19,098)
Adjustments to Reconcile Net
Changes in Assets	-	-	-	-	-	-	-	-
Accounts receivable	-	-	-	-	-	-	-	-
Interest receivable	4,430	-	-	-	-	-	-	-
Inventory	-	-	-	-	-	-	-	-
Office furniture	-	-	-	-	-	-	-	-
Advances	-	-	-	-	-	-	-	-
License	-	-	-	-	-	-	-	-

Changes in Liabilities
Accounts Payable	-	-	-	-	-	-	-	-
Taxes Payable	240	-	(165)	-	-	-	(56)	-
Accrued Expenses	-	10,837	36,557	36,557	36,392	36,392	36,392	(33,426)
Loans Payable	(33,426)	-	-	-	-	-	218,261	-
License Fee Payable (current position)	-	-	-	-	-	-	-	-
License Fee Payable	-	-	-	-	-	-	-	-
Net Cash Used in Ops	-	(35,216)	-	-	-	-	-	-

Cash from Financing Activities

Paid in Capital	-	-	-	-	-	-	-	-
Notes Receivable from Shareholders
For shares issued	35,252	-	-	-	-	-	-	-
Net cash from finance activity	35,252	-	-	-	-	-	-	-
Net change in cash	36	-	-	-	-	-	-	-

Cash at beginning of year	(36)	-	-	-	-	-	-	-

Cash at end of year	-	-	-	-	-	-	-	-

CURRENT UNAUDITED FINANCIALS
CLOUDTECH SENSORS, INC

BALANCE SHEET
FOR THE THREE MONTH PERIOD ENDING
MARCH 31, 2007

Assets	03/31/2007

Current assets
Cash	$-
TOTAL ASSETS	$-

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,260
Short Term Notes	-
TOTAL LIABILITIES	4,260

Shareholder Equity
Accumulated Deficit	(4,260)
TOTAL LIABILITIES AND SHAREHOLDER EQUITY	$-

CURRENT UNAUDITED FINANCIALS
CLOUDTECH SENSORS, INC

STATEMENT OF OPERATIONS
FOR THE THREE MONTH PERIOD ENDING
MARCH 31, 2007

03/31/2007

Revenues
Sales of Sensors	$-

Cost of Goods Sold	-

Revenues from Sales	$-

Other Revenue

Advances	$-

Gross Revenues	$-

Expenses
Professional fees	$3,710
Travel	550

Total Expenses	$4,260

Net before Taxes	$(4,260)

CURRENT UNAUDITED FINANCIALS
CLOUDTECH SENSORS, INC

STATEMENT OF CASH FLOWS
FOR THE THREE MONTH PERIOD ENDING
MARCH 31, 2007

03/31/2007

Net Income	$(4,260)

Adjustments to reconcile net changes in assets	-

Total Assets	$-

Changes in Liabilities

Professional fees	$3,710
Travel	550
Accrued Expenses	$4,260

Net change in cash beginning of period	$-

Net change in cash end of period	$(4,260)

CONSOLIDATED PRO-FORMA FINANCIAL STATEMENTS
Post Merger
CONSOLIDATED BALANCE SHEET
Pro Forma as of the Effective Date

		As of the
	03/31/2007	Effective Date

Current Assets

Cash	$-	$-
Accounts Receivable	-	-
Inventory	-	-
Office Furniture	-	-
License	-	-

Total Assets	$-	$-

Total Liabilities and Shareholder Equity

Accounts Payable	$51,992	$-
Accrued Expenses	-	4,260
Loans Payable	218,261	-
Taxes Payable	19	19

Total Liabilities	$270,272	$4,279

Notes receivables from Shareholders for shares
Received	-	-
Common Stock	3,307	11,000
Paid in Capital	177,833	270,272
Accumulated Deficit	(451,412)	(285,551)

Total Liabilities and Shareholder Equity	-	-

DELINQUENCY OF REQUIRED REPORTING

APG is subject to the informational filing requirements of the Act. The Company is required to file periodic reports, proxy statements, and other information with the Security Exchange Commission relating to its business, financial condition and other matters.

Because of the dormancy of the Company and the absence of income, the Company is not current in its reporting obligation.  This delinquency caused it to become de-listed from the NASDQ OTC Bulletin Board and currently trading under the symbol "APGP" as an OTC "pink sheet" company.  The Company has recently filed two Current Reports on Form 8-K, and is working with Davis Accounting Group, P.C. in the process of bringing its reporting requirement current.

All reported information may be inspected and copied at the public reference facility maintained by the Securities Exchange Commission at 100 F Street N.E., Washington, D.C., 20459.  Information regarding the public reference facility may be obtained from the Securities Exchange Commission by telephoning (800) SEC-3300.  Our filings may also be found online at www.sec.gov, the web site of the Securities Exchange Commission.

WE ARE NOT ASKING YOU FOR A PROXY; PLEASE DO NOT SEND A PROXY.

COMPANY CONTACT INFORMATION

All inquiries regarding the Company should be addressed to the Company's principal office at:

Advanced Products Group, Inc.
c/o Sayid and Associates LLP
408 West 57th Street, Suite 8E
New York, New York 10019
(212) 262-1166

By Order of the Board of Directors
/s/ Edward J. da Parma
Edward J. da Parma, President
Exhibits:  Delaware Certificate of Merger